AMENDMENT TO DECLARATION OF TRUST
                                       OF
                       IMPACT MANAGEMENT INVESTMENT TRUST

     The undersigned, pursuant to Article XII, Section 8 of the Declaration of Trust of Impact Management Investment Trust dated December 18, 1996, hereby amend the Declaration of Trust as follows:

     1. The first sentence of Article III, Section 5 of the Declaration is deleted and replaced by the following:

     "Without  limiting the  authority of the Trustees set forth in Article XII,
     Section 8 to establish and designate any additional Series or Class or to modify the rights and preferences of any existing Series or Class, the current Series and Classes of the Trust are established and designated on Schedule A hereto."

     2. Schedule A is added to the Declaration of Trust following the signature page, and establishes and designates the following Series and Classes of the
Trust:

                                   SCHEDULE A

             Series and Class of Impact Management Investment Trust

                  Impact Total Return Portfolio - Retail Class

                  Impact Total Return Portfolio - Traditional Class

                  Impact Total Return Portfolio - Wholesale Class

                  Impact Total Return Portfolio - Institutional Class

                  Jordan 25 Fund - Retail Class

                  Jordan 25 Fund - Traditional Class

                  Jordan 25 Fund - Wholesale Class

                  Jordan 25 Fund - Institutional Class

                  Jordan 25 Fund Variable Fund

                  Schneider Capital Large Cap Variable Fund

     IN WITNESS WHEREOF, the undersigned have executed this Amendment as of _________________, 2001.

                                        --------------------------------------
                                        Charles R. Clark
                                        Chairman of the Board of Trustees


                                        --------------------------------------
                                        Oleen Eagle
                                        Trustee

                                        --------------------------------------
                                        Gerald L. Bowyer
                                        Trustee

                                        --------------------------------------
                                        Steven J. Fellin
                                        Trustee

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